SPECIAL SERVICING AGREEMENT

THIS SPECIAL SERVICING AGREEMENT ("Agreement"), made as of the 4th day of September, 2002, is hereby amended as of October 22, 2003 and February 4, 2004, by and between T. ROWE PRICE RETIREMENT FUNDS, INC., on behalf of its separate series and classes, T. ROWE PRICE RETIREMENT 2005 FUND, T. ROWE PRICE RETIREMENT 2010 FUND, T. ROWE PRICE RETIREMENT 2010 FUND—ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2010 FUND—R CLASS, T. ROWE PRICE RETIREMENT 2015 FUND, T. ROWE PRICE RETIREMENT 2020 FUND, T. ROWE PRICE RETIREMENT 2020 FUND—ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2020 FUND—R CLASS, T. ROWE PRICE RETIREMENT 2025 FUND, T. ROWE PRICE RETIREMENT 2030 FUND, T. ROWE PRICE RETIREMENT 2030 FUND—ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2030 FUND—R CLASS, T. ROWE PRICE RETIREMENT 2035 FUND, T. ROWE PRICE RETIREMENT 2040 FUND, T. ROWE PRICE RETIREMENT 2040 FUND—ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2040 FUND—R CLASS, T. ROWE PRICE RETIREMENT INCOME FUND, T. ROWE PRICE RETIREMENT INCOME FUND—ADVISOR CLASS, and T. ROWE PRICE RETIREMENT INCOME FUND—R CLASS (collectively hereafter referred to as the "Retirement Funds"), EACH FUND LISTED ON APPENDIX A attached hereto (as such Appendix A may be amended from time to time) and which evidences its agreement to be bound separately and individually hereby by executing a copy of this Agreement (such funds hereinafter called the "Underlying Funds"), T. ROWE PRICE SERVICES, INC. ("Price Services"), and T. ROWE PRICE ASSOCIATES, INC. ("Price Associates").

W I T N E S S E T H:

WHEREAS, the Retirement Funds and each of the Underlying Funds are registered as open-end, management investment companies under the Investment Company Act of 1940, as amended ("the Act").

WHEREAS, the Retirement Funds, the Underlying Funds, and certain other funds (the "Other Funds") sponsored and advised by Price Associates or T. Rowe Price International, Inc. ("Price International") have entered into an agreement ("Transfer Agency Agreement") with Price Services for the provision of various transfer agency services in return for such compensation as is set forth therein;

WHEREAS, the Retirement Funds, the Underlying Funds, and the Other Funds have entered into an agreement ("RPS Agreement") with T. Rowe Price Retirement Plan Services, Inc. ("Retirement Plan Services"), under which Retirement Plan Services is to furnish or contract to furnish to the Retirement Funds, the Underlying Funds, and the Other Funds various participant account, recordkeeping, and services for retirement plans in return for such compensation as is set forth therein;

WHEREAS, the Retirement Funds, the Underlying Funds, and the Other Funds have entered into an agreement ("Fund Accounting Agreement") with Price Associates for the provision of various accounting services in return for such compensation as is set forth therein;

WHEREAS, the Retirement Funds, the Underlying Funds, and the Other Funds have entered into an agreement ("Custodian Agreement") with State Street Bank and Trust Company ("State Street") and/or JPMorgan Chase Bank ("Chase") under which State Street and/or Chase are to furnish to the Retirement Funds, the Underlying Funds, and the Other Funds various custodial services in return for such compensation as is set forth in the Custodian Agreement;

WHEREAS, the Retirement Fund Advisor and R classes have each entered into a 12b-1 agreement with T. Rowe Price Investment Services, Inc. ("Investment Services") under which T. Rowe Price Retirement Funds, Inc. is authorized to pay Investment Services, or such other person(s) as it or Investment Services designates, to finance any or all of the distribution, shareholder servicing, maintenance of shareholder accounts, and/or other administrative services with respect to the Advisor and R class shares;

WHEREAS, the Retirement Funds have entered into Investment Management Agreements with Price Associates for the provision of investment management services, and under such Agreement, Price Associates will be responsible for the payment of various the Retirement Funds` expenses, including expenses of the Retirement Funds` organization, operations, and business not paid for by the Underlying Funds pursuant to this Agreement;

WHEREAS, the Retirement Funds will provide a means by which the Underlying Funds can consolidate shareholder accounts in the Underlying Funds;

WHEREAS, such shareholder account consolidation can reduce the fees of the Underlying Funds due Price Services and Retirement Plan Services under the Transfer Agency Agreement and RPS Agreement, respectively (such reduction in expenses hereinafter referred to as "Savings");

WHEREAS, the Retirement Funds will invest their assets exclusively in the Underlying Funds, except for cash needed for expenses, redemptions, or temporary defensive purposes; and

WHEREAS, the Board of Directors/Trustees of each of the Underlying Funds has determined it is reasonable to expect the aggregate expenses as described below of the Retirement Funds to be less than the estimated Savings to each of the Underlying Funds from the operation of the Retirement Funds; and such determination by the Board of Directors/Trustees is reviewed annually prior to determining whether to renew this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out herein, it is agreed between and among the parties hereto as follows:

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1.RETIREMENT FUNDS` EXPENSES

In accordance with the Fund Accounting Agreement, Price Associates will calculate the amounts of the Retirement Funds` expenses, as set forth in the Retirement Funds` Investment Management Agreements ("Expenses"), due itself, State Street, Chase, and other persons under the Transfer Agency, RPS, Fund Accounting, Custodian, and Investment Management Agreements referred to above, as well as any other amounts, other than 12b-1 fees, due other persons as a result of the Retirement Funds` operations. However, under unusual circumstances, the parties may agree to exclude certain amounts from Expenses.

2.UNDERLYING FUNDS` PAYMENT OF EXPENSES

Subject to Paragraph 4, each of the Underlying Funds will bear such Expenses in proportion to the average daily value of its shares owned by the Retirement Funds, provided further that no Underlying Fund will bear such Expenses in excess of the estimated Savings to it ("Excess Expense").

3.12b-1 FEES

All 12b-1 Fees incurred by the Retirement Advisor and R classes shall be borne by those classes respectively.

4.PAYMENT BY PRICE ASSOCIATES

In accordance with the Retirement Funds` Investment Management Agreements, Price Associates agrees that it will bear any Excess Expense described in Paragraph 2. Payment by Price Associates of any such Excess Expense will be made to the appropriate Underlying Fund no later than 30 days after the close of the Underlying Fund`s fiscal year.

5.USE OF PRICE NAME

The Retirement Funds may utilize the "T. Rowe Price" name so long as this Agreement remains in effect and the assets of the Retirement Funds are invested solely in shares of the Underlying Funds (except for such cash or cash items as may be maintained from time to time to meet current expenses and redemptions).

6.RETIREMENT FUNDS` INVESTMENT IN UNDERLYING FUNDS

The Retirement Funds will utilize assets deposited with the custodian of the Retirement Funds, State Street, from the sale of the Retirement Funds` shares, to promptly purchase shares of the Underlying Funds, and will undertake redemption or exchange of such shares of the Underlying Funds in the manner provided by the objectives and policies of the Retirement Funds.

7.OPINION OF COUNSEL

At any time any of the parties hereto may consult legal counsel in respect of any matter arising in connection with this Agreement, and no such party shall be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such legal counsel.

8.LIABILITIES

No party hereto shall be liable to any other party hereto for any action taken or thing done by it or its agents or contractors in carrying out the terms and provisions of this Agreement provided such party has acted in good faith and without negligence or willful misconduct and selected its agents and contractors with reasonable care.

9.TERM OF AGREEMENT; AMENDMENT; RENEWAL

The term of this Agreement shall begin on February 4, 2004, and unless sooner terminated as herein provided, the Agreement shall remain in effect through December 31, 2005. Thereafter, this Agreement shall continue from year to year if such continuation is specifically approved at least annually by the Board of Directors/Trustees of each Underlying Fund and the Retirement Funds, including a majority of the independent Directors/Trustees of each such Fund. In determining whether to renew this Agreement, the Directors/Trustees of the Underlying Funds may request, and Price Associates will furnish, such information relevant to determining the past and future relationship between the Savings and Expenses. The Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. Upon termination hereof, each party hereto will make appropriate arrangements to satisfy its obligations hereunder. This Agreement may be amended in the future to include as additional Fund parties to the Agreement other investment companies for which Price International or Price Associates serves as investment manager.

10.ASSIGNMENT

This Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Underlying Funds and the Retirement Funds. The Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of such Funds.

11.NOTICE

Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for this purpose the address of all parties to this Agreement is 100 East Pratt Street, Baltimore, Maryland 21202, Attention: Secretary.

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12.INTERPRETATIVE PROVISIONS

In connection with the operation of this Agreement, the parties may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions are to be signed by all parties and annexed hereto, but no such provisions shall contravene any applicable Federal or state law or regulation and no such interpretative or additional provision shall be deemed to be an amendment of the Agreement.

13.STATE LAW

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland.

14.CAPTIONS

The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

15.UNDERLYING FUNDS

Each of the Funds listed in Appendix A agree to be bound, separately and individually, to the terms and conditions of this Agreement. Under no circumstances will any Underlying Fund be liable for any obligation of any other Underlying Fund.

IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the day and year first above written.

ATTEST:T. ROWE PRICE RETIREMENT FUNDS, INC.,

on behalf of T. ROWE PRICE RETIREMENT
2005 FUND, T. ROWE PRICE RETIREMENT
2010 FUND, T. ROWE PRICE RETIREMENT
2015 FUND, T. ROWE PRICE RETIREMENT
2020 FUND, T. ROWE PRICE RETIREMENT
2025 FUND, T. ROWE PRICE RETIREMENT
2030 FUND, T. ROWE PRICE RETIREMENT
2035 FUND, T. ROWE PRICE RETIREMENT
2040 FUND, and T. ROWE PRICE RETIREMENT
INCOME FUND

/s/Patricia B. Lippert/s/Edmund M. Notzon III

__________________________By:__________________________________

Patricia B. Lippert, SecretaryEdmund M. Notzon III, President

T. ROWE PRICE ASSOCIATES, INC.

/s/Barbara A. Van Horn/s/Henry H. Hopkins

__________________________By:__________________________________

Barbara A. Van Horn, SecretaryHenry H. Hopkins, Vice President

T. ROWE PRICE SERVICES, INC.

/s/Barbara A. Van Horn/s/Henry H. Hopkins

__________________________By:__________________________________

Barbara A. Van Horn, SecretaryHenry H. Hopkins, Vice President

EACH OF THE FUNDS LISTED IN APPENDIX A HERETO, SEPARATELY AND INDIVIDUALLY

/s/Patricia B. Lippert/s/Henry H. Hopkins

__________________________By:__________________________________

Patricia B. Lippert, SecretaryHenry H. Hopkins, Vice President

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APPENDIX A

T. Rowe Price Growth Stock Fund, Inc.

T. Rowe Price High Yield Fund, Inc.

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Mid-Cap Value Fund, Inc.

T. Rowe Price New Income Fund, Inc.

T. Rowe Price Short-Term Bond Fund, Inc.

T. Rowe Price Small-Cap Stock Fund, Inc.

T. Rowe Price Value Fund, Inc.

T. Rowe Price Index Trust, Inc., on behalf of the

T. Rowe Price Equity Index 500 Fund

T. Rowe Price International Funds, Inc., on behalf of the

T. Rowe Price International Growth & Income Fund

T. Rowe Price International Stock Fund

T. Rowe Price Summit Funds, Inc., on behalf of the

T. Rowe Price Summit Cash Reserves Fund

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